Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form S-14 (File No. 2-96149) and in the Registration Statements on Form S-3 (File No. 333-221133) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516, 333-170185, 333-204477 and 333-209701) of Altria Group, Inc. of our report dated March 14, 2016, relating to the consolidated financial statements for the year ended December 31, 2015, of Ambev S.A. and subsidiaries (the “Company”) appearing in the Annual Report on Form 20-F of Anheuser-Busch InBev SA/NV for the year ended December 31, 2017, which is incorporated by reference into this Amendment No. 1 to Altria Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. The consolidated financial statements of the Company are not separately presented in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F.

São Paulo, Brazil,

May 31, 2018

/s/ DELOITTE TOUCHE TOHMATSU
Auditores Independentes